FOR IMMEDIATE RELEASE

KRISPY KREME REPORTS FINANCIAL RESULTS
FOR THE THIRD QUARTER OF FISCAL 2015

Reaffirms Full Year Adjusted EPS Guidance

Winston-Salem, NC – December 9, 2014 – Krispy Kreme Doughnuts, Inc. (NYSE:  KKD) (the “Company”) today reported financial results for the third quarter of fiscal 2015, ended November 2, 2014.  The Company also reaffirmed its adjusted earnings guidance for the full year.

Third Quarter Fiscal 2015 Highlights Compared to the Year-Ago Period:

  Systemwide store count rose 4.6% in the quarter (11.7% year-to-date) to 925 Company and franchise shops worldwide
  Systemwide domestic same store sales rose 3.7%, including a 3.3% gain at Company shops; constant-currency international franchise same store sales declined 2.9%
  Revenues increased 7.6% to $122.9 million from $114.2 million
  Operating income rose 9.8% to $12.9 million from $11.7 million
  Adjusted net income was $12.1 million ($0.18 per share) compared to $11.2 million ($0.16 per share); adjusted net income and adjusted EPS are non-GAAP measures (see the reconciliation of GAAP to adjusted earnings in the table accompanying this release)
  Net income was $8.1 million ($0.12 per share) compared to $6.8 million ($0.09 per share) last year
  Cash provided by operating activities was $18.0 million compared to $13.5 million last year

President and Chief Executive Officer Tony Thompson commented:  “We successfully engaged with Krispy Kreme fans and grew traffic during the third quarter through effective limited-time offers and other promotional and marketing incentives.  Now that we have regained traffic momentum, in the fourth quarter we are working to balance top line growth with improved shop operating margins.  Looking ahead, we intend to bolster customer connectivity, strengthen existing relationships and build new ones through, among other things, the implementation of a new consumer engagement platform.  The initial version of the platform, including our ‘My Krispy Kreme Treats’ loyalty program, is currently in limited testing in three markets, with a domestic rollout planned for later next year.”

Thompson continued: “Leveraging consumers’ love of our brand means more than just increasing doughnut purchases, as our coffee and other specialty beverages can and should play a larger role in our total sales mix over time.  Our goal is to achieve a higher beverage attachment rate within our stores and greater beverage consumption at home, at work and on-the-go.  We are encouraged by the growing popularity of our in-shop coffee and espresso offerings, along with early traction of our Krispy Kreme packaged ground coffee, ready-to-drink beverages and K-Cup® packs introduced over the past several quarters.  And as our store footprint grows, we will become more accessible as a retail beverage destination, which should promote more visits to Krispy Kreme not only by frequent beverage consumers but also by our core Krispy Kreme doughnut fans.”

Thompson concluded: “Krispy Kreme is well positioned for continued domestic and international growth. We are pursuing growth opportunities in a prudent and sustainable way by opening new Company shops, refranchising certain markets and signing new agreements with established and new franchise partners. Systemwide store development this year will be slightly above our earlier expectations due to more international store openings than originally planned. Given the enormous growth opportunity ahead of us, we are pleased with our progress in providing more consumers with the joy of experiencing our delicious, one-of-a-kind doughnuts and coffee and complementary products throughout the world.”

Third Quarter Fiscal 2015 Results

Consolidated Results

Revenues increased 7.6% to $122.9 million from $114.2 million.

Direct operating expenses were $101.2 million compared to $92.5 million, representing 82.3% of revenues compared to 80.9% of revenues last year.

General and administrative expenses were $5.6 million (4.5% of revenues) compared to $5.7 million (5.0% of revenues) in the year-ago period.

Impairment and lease termination costs in last year’s third quarter included a $1.5 million charge related to the settlement of litigation.

Operating income was $12.9 million compared to $11.7 million last year, while adjusted net income was $12.1 million ($0.18 per share) compared to $11.2 million ($0.16 per share).

Segment Results

Company Stores’ revenues increased 10.3% to $82.6 million. Same store sales at Company shops rose 3.3% compared to an increase of 4.4% in the third quarter last year. Company Stores operating income was $2.2 million compared to $2.6 million last year.

Domestic Franchise revenues increased 8.2% to $3.3 million. Total sales by domestic franchisees rose 5.2%, while same store sales at Domestic Franchise shops increased 3.9%. Exclusive of a $1.7 million gain from the sale of leasehold interests in the third quarter last year, Domestic Franchise segment operating income improved to $2.0 million from $1.5 million.

International Franchise revenues increased 10.4% to $6.9 million, driven principally by higher royalties. Sales by international franchise stores rose 10.9% to $120 million (12.4% excluding the effects of foreign exchange rate changes). Constant currency same store sales at international franchise stores fell 2.9% in the quarter. International Franchise segment operating income was $5.0 million compared to $4.4 million in the third quarter last year.

KK Supply Chain revenues (including sales to Company stores) rose 5.6% to $61.6 million; external KK Supply Chain revenues rose slightly to $30.2 million. KK Supply Chain generated operating income of $9.5 million in the third quarter of fiscal 2015 compared to $9.1 million last year. KK Supply Chain operating income in the third quarter of fiscal 2015 includes approximately $0.7 million of realized and unrealized losses on agricultural derivative positions.

Outlook

Based on year-to-date results and other current information, management is reaffirming its forecast of adjusted net income for fiscal 2015 of between $48 million and $51 million ($0.69 to $0.74 per share). Achievement of this forecast would represent a year-over-year increase in adjusted earnings per share of between 13% and 21% from the $0.61 reported for fiscal 2014 which was, in turn, up 30% from fiscal 2013.

Adjusted net income, adjusted income tax expense and adjusted EPS are non-GAAP measures (see the reconciliation of GAAP to adjusted earnings in the table accompanying this release).

Conference Call

The Company will host a conference call to review results for the third quarter as well as management’s outlook for the balance of the year this afternoon at 4:30 p.m. (ET). A webcast of the conference call will be available at www.krispykreme.com. The conference call also can be accessed over the phone by dialing (877) 407-0784 or, for international callers, by dialing (201) 689-8560. An archived replay of the call will be available shortly after its conclusion by dialing (877) 870-5176, or (858) 384-5517 for international callers; the passcode is 13595411. The audio replay will be available through December 16, 2014. A transcript of the conference call also will be available on the Company’s website.

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, there are over 925 Krispy Kreme shops in more than 20 countries around the world. Connect with Krispy Kreme at www.krispykreme.com.

###

Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our domestic and international growth strategies; our ability to implement our domestic small shop operating model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; increased costs or other effects of new government regulations relating to healthcare benefits; and risks associated with the use and implementation of information technology. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results, performance or achievements to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF INCOME

	Three Months Ended		Nine Months Ended
	November 2,	November 3,	November 2,	November 3,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Revenues	$122,871	$114,231	$364,967	$347,585
Operating expenses:
Direct operating expenses (exclusive of depreciation and
amortization expense shown below)	101,165	92,466	297,421	282,830
General and administrative expenses	5,553	5,730	19,337	17,440
Depreciation and amortization expense	3,280	2,788	9,486	8,272
Impairment charges and lease termination costs	4	1,531	50	1,543
Operating income	12,869	11,716	38,673	37,500
Interest income	62	341	297	472
Interest expense	(230)	(131)	(535)	(922)
Loss on retirement of debt	-	-	-	(967)
Equity in losses of equity method franchisees	(53)	(61)	(171)	(174)
Other non-operating income and (expense), net	91	29	411	23
Income before income taxes	12,739	11,894	38,675	35,932
Provision for income taxes	4,633	5,114	15,161	16,436
Net income	$8,106	$6,780	$23,514	$19,496

Earnings per common share:
Basic	$0.12	$0.10	$0.35	$0.29
Diluted	$0.12	$0.09	$0.34	$0.27

Weighted average shares outstanding:
Basic	66,407	67,543	66,313	67,274
Diluted	68,654	71,506	69,042	71,058

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET

	November 2,	February 2,
	2014	2014
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44,471	$55,748
Receivables	28,272	25,268
Receivables from equity method franchisees	787	675
Inventories	17,163	16,750
Deferred income taxes	23,774	23,847
Other current assets	7,220	5,199
Total current assets	121,687	127,487
Property and equipment	108,381	92,823
Investments in equity method franchisees	-	-
Goodwill and other intangible assets	30,251	24,097
Deferred income taxes	70,153	83,461
Other assets	11,006	10,678
Total assets	$341,478	$338,546

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of lease obligations	$336	$344
Accounts payable	17,801	16,788
Accrued liabilities	27,641	29,276
Total current liabilities	45,778	46,408
Lease obligations, less current portion	8,303	1,659
Other long-term obligations and deferred credits	26,494	25,386

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	-	-
Common stock, no par value	310,431	338,135
Accumulated other comprehensive income	-	-
Accumulated deficit	(49,528)	(73,042)
Total shareholders’ equity	260,903	265,093
Total liabilities and shareholders’ equity	$341,478	$338,546

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
	November 2,	November 3,
	2014	2013
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,514	$19,496
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,486	8,272
Deferred income taxes	13,381	14,438
Accrued rent expense	597	578
Loss on retirement of debt	-	967
(Gain) loss on disposal of property and equipment	212	(1,930)
(Gain) on refranchising	(1,247)	(876)
Share-based compensation	3,397	3,160
Provision for doubtful accounts	5	(82)
Amortization of deferred financing costs	81	258
Equity in losses of equity method franchisees	171	174
Unrealized (gains) losses on commodity derivative positions	593	(131)
Other	14	22
Change in assets and liabilities:
Receivables	(4,156)	(2,523)
Inventories	(312)	(2,621)
Other current and non-current assets	(2,366)	1,393
Accounts payable and accrued liabilities	1,967	(947)
Other long-term obligations and deferred credits	381	1,363
Net cash provided by operating activities	45,718	41,011
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(21,254)	(18,089)
Proceeds from disposals of property and equipment	2,222	1,681
Proceeds from refranchising	1,847	681
Business acquisition, net of cash acquired	(7,152)	-
Other investing activities	584	305
Net cash used for investing activities	(23,753)	(15,422)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt and lease obligations	(296)	(24,546)
Deferred financing costs	-	(132)
Proceeds from exercise of stock options	9,921	2,155
Repurchase of common shares	(42,867)	(2,653)
Net cash used for financing activities	(33,242)	(25,176)
Net increase (decrease) in cash and cash equivalents	(11,277)	413
Cash and cash equivalents at beginning of period	55,748	66,332
Cash and cash equivalents at end of period	$44,471	$66,745

KRISPY KREME DOUGHNUTS, INC.

NON-GAAP FINANCIAL INFORMATION

As of February 2, 2014, the Company had net deferred income tax assets of approximately $107 million, of which approximately $58 million related to federal and state net operating loss carryovers. The Company’s federal net operating loss carryovers totaled approximately $174 million.

The Company has reported cumulative pretax income of over $120 million since the beginning of fiscal 2010, and the Company also has generated significant taxable income during this period. However, because of the Company’s utilization of its federal and state net operating loss carryovers and other deferred tax assets, the Company’s cash payments for income taxes have been relatively insignificant during this period. As a result, the provision for income tax expense has substantially exceeded cash payments for income taxes. Until such time as the Company’s net operating loss carryovers are exhausted or expire, GAAP income tax expense is expected to continue to substantially exceed the amount of cash income taxes payable by the Company.

In the second quarter of fiscal 2014, the Company recorded a charge of $1.0 million related to the retirement of its secured credit facilities, consisting principally of the writeoff of deferred financing costs related to the Company’s term loan, which was retired in full, and the termination of an interest rate hedge related to the term loan. Charges of this nature are not expected to recur on a regular basis.

The following non-GAAP financial information and related reconciliation of adjusted net income to GAAP net income are provided to assist the reader in understanding the effects of the above facts and transactions on the Company’s results of operations. In addition, the non-GAAP financial information is intended to illustrate the material difference between the Company’s income tax expense and income taxes currently payable. These non-GAAP performance measures are consistent with other measurements made by management in the operation of the business which do not consider income taxes except to the extent to which those taxes currently are payable, for example, capital allocation decisions and incentive compensation measurements that are made on a pretax basis.

	Historical Periods
	Three Months Ended		Nine Months Ended
	November 2,	November 3,	November 2,	November 3,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Net income, as reported	$8,106	$6,780	$23,514	$19,496
Loss on retirement of debt	-	-	-	967
Provision for deferred income taxes	3,993	4,388	13,381	14,438
Adjusted net income	$12,099	$11,168	$36,895	$34,901

Adjusted earnings per common share:
Basic	$0.18	$0.17	$0.56	$0.52
Diluted	$0.18	$0.16	$0.53	$0.49

Weighted average shares outstanding:
Basic	66,407	67,543	66,313	67,274
Diluted	68,654	71,506	69,042	71,058

	Management's Earnings Guidance		Historical Period
	Year Ending February 1, 2015		Year Ended
	From	To	February 2, 2014
	(In thousands, except per share amounts)
Net income, as reported	$29,900	$31,900	$34,256
Loss on retirement of debt	-	-	967
Provision for deferred income taxes	17,600	18,800	8,014
Adjusted net income	$47,500	$50,700	$43,237

Adjusted earnings per common share:
Basic	$0.72	$0.77	$0.64
Diluted	$0.69	$0.74	$0.61

Weighted average shares outstanding:
Basic	66,200	66,200	67,261
Diluted	68,900	68,900	71,054

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

	Three Months Ended		Nine Months Ended
	November 2,	November 3,	November 2,	November 3,
	2014	2013	2014	2013
	(In thousands)
Revenues:
Company Stores:
On-premises sales:
Retail sales	$37,490	$32,733	$109,721	$102,331
Fundraising sales	4,902	4,473	12,577	11,809
Total on-premises sales	42,392	37,206	122,298	114,140
Wholesale sales	40,187	37,680	119,264	118,356
Company Stores revenues	82,579	74,886	241,562	232,496
Domestic Franchise	3,274	3,026	10,069	8,696
International Franchise	6,852	6,205	20,967	18,707
KK Supply Chain:
Total revenues	61,581	58,304	181,396	175,316
Less – intersegment sales elimination	(31,415)	(28,190)	(89,027)	(87,630)
External KK Supply Chain revenues	30,166	30,114	92,369	87,686
Total revenues	$122,871	$114,231	$364,967	$347,585

Operating income:
Company Stores	$2,233	$2,599	$7,910	$9,703
Domestic Franchise	1,989	3,156	6,045	6,121
International Franchise	5,048	4,449	14,439	13,219
KK Supply Chain	9,529	9,098	30,772	28,336
Total segment operating income	18,799	19,302	59,166	57,379
General and administrative expenses	(5,553)	(5,730)	(19,337)	(17,440)
Corporate depreciation and amortization expense	(373)	(325)	(1,106)	(896)
Impairment charges and lease termination costs	(4)	(1,531)	(50)	(1,543)
Consolidated operating income	$12,869	$11,716	$38,673	$37,500

Depreciation and amortization expense:
Company Stores	$2,711	$2,255	$7,752	$6,783
Domestic Franchise	26	36	121	72
International Franchise	1	2	4	6
KK Supply Chain	169	170	503	515
Corporate	373	325	1,106	896
Total depreciation and amortization expense	$3,280	$2,788	$9,486	$8,272

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

	November 2,	August 3,	May 4,	February 2,
	2014	2014	2014	2014
Systemwide Store Count:
Company stores	104	103	97	95
Domestic Franchise stores	165	160	163	159
International Franchise stores	656	621	595	574
	925	884	855	828

	Three Months Ended		Nine Months Ended
	November 2,	November 3,	November 2,	November 3,
	2014	2013	2014	2013
Systemwide Sales (in thousands):(1)
Company stores	$81,860	$74,227	$239,484	$230,241
Domestic Franchise stores	81,769	77,725	253,576	237,327
International Franchise stores	119,597	107,827	348,814	321,053
International Franchise stores, in constant dollars(2)	119,597	106,435	348,814	319,533

Change in Same Store Sales (on-premises sales only):(3)
Company stores	3.3%	4.4%	1.0%	9.1%
Domestic Franchise stores	3.9%	11.0%	4.1%	11.6%
International Franchise stores	(4.1)%	(6.4)%	(3.3)%	(8.5)%
International Franchise stores, in constant dollars(2)	(2.9)%	(0.9)%	(2.5)%	(4.2)%

Company Stores - change in same store sales attributable to:
Retail menu pricing	1.7%	3.3%	2.0%	3.3%
Guest check average (exclusive of menu pricing)	(3.4)	(1.4)	(1.8)	(0.8)
Customer count	4.9	1.8	0.6	6.3
Fundraising pricing	0.9	-	0.6	-
Other	(0.8)	0.7	(0.4)	0.3
Total	3.3%	4.4%	1.0%	9.1%

Change in Same Store Customer Count - Company stores
(retail sales only)	5.7%	2.0%	0.7%	7.2%

Average guest check - Company stores (retail sales only)	$7.45	$7.59	$7.52	$7.52

Company stores - store operating weeks	1,346	1,210	3,869	3,649

Wholesale Metrics - Company stores:(4)
Grocers/mass merchants:
Change in average weekly number of doors	5.2%	(8.8)%	0.8%	(6.1)%
Change in average weekly sales per door	0.9%	10.0%	(0.3)%	12.0%
Convenience stores:
Change in average weekly number of doors	2.7%	0.8%	3.2%	(0.4)%
Change in average weekly sales per door	-%	3.6%	(3.1)%	5.7%

(1)	Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise Krispy Kreme stores. The Company believes systemwide sales data are useful in assessing consumer demand for the Company’s products, the overall success of the Krispy Kreme brand and, ultimately, the performance of the Company. All of the Company’s royalty revenues are computed as percentages of sales made by the Company’s domestic and international franchisees, and substantially all of KK Supply Chain’s external sales of doughnut mixes and other ingredients ultimately are determined by demand for the Company’s products at franchise stores. Accordingly, sales by the Company’s franchisees have a direct effect on the Company’s royalty and KK Supply Chain revenues, and therefore on the Company’s profitability. The Company’s consolidated financial statements appearing elsewhere herein include sales by Company stores, sales to franchisees by the KK Supply Chain business segment, and royalties and fees received from franchise stores based on their sales, but exclude sales by franchise stores to their customers.
(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company’s international franchisees conduct business had been the same in the comparable prior year period.
(3)	The change in “same store sales” represents the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 78 consecutive weeks during the current year period (but only to the extent such sales occurred in the 79th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 79 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation. The change in “same store customer count” is similarly computed, but is based upon the number of retail transactions reported in the Company’s point-of-sale system.
(4)	For Company wholesale sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	Number of Company Stores
	Factory
	Stores	Hot Shops	Fresh Shops	Total
Three months ended November 2, 2014
August 3, 2014	82	20	1	103
Opened	2	-	-	2
Closed	-	-	-	-
Transferred to Domestic Franchise	(1)	-	-	(1)
November 2, 2014	83	20	1	104

Nine months ended November 2, 2014
February 2, 2014	76	18	1	95
Opened	5	-	-	5
Closed	-	-	-	-
Change in store type	1	(1)	-	-
Transferred to Domestic Franchise	(1)	-	-	(1)
Transferred from Domestic Franchise	2	3	-	5
November 2, 2014	83	20	1	104

Three months ended November 3, 2013
August 4, 2013	72	20	1	93
Opened	2	-	-	2
Closed	-	(1)	-	(1)
Change in store type	1	(1)	-	-
November 3, 2013	75	18	1	94

Nine months ended November 3, 2013
February 3, 2013	76	20	1	97
Opened	5	-	-	5
Closed	(1)	(1)	-	(2)
Change in store type	1	(1)	-	-
Transferred to Domestic Franchise	(6)	-	-	(6)
November 3, 2013	75	18	1	94

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	Number of Domestic Franchise Stores
	Factory
	Stores	Hot Shops	Fresh Shops	Total
Three months ended November 2, 2014
August 3, 2014	109	38	13	160
Opened	3	1	-	4
Closed	-	-	-	-
Transferred from Company Stores	1	-	-	1
November 2, 2014	113	39	13	165

Nine months ended November 2, 2014
February 2, 2014	107	37	15	159
Opened	7	5	-	12
Closed	-	-	(2)	(2)
Transferred from Company Stores	1	-	-	1
Transferred to Company Stores	(2)	(3)	-	(5)
November 2, 2014	113	39	13	165

Three months ended November 3, 2013
August 4, 2013	105	31	14	150
Opened	1	4	-	5
Closed	-	-	-	-
November 3, 2013	106	35	14	155

Nine months ended November 3, 2013
February 3, 2013	99	29	14	142
Opened	1	6	-	7
Closed	-	-	-	-
Transferred from Company Stores	6	-	-	6
November 3, 2013	106	35	14	155

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	Number of International Franchise Stores
	Factory
	Stores	Hot Shops	Fresh Shops	Kiosks	Total
Three months ended November 2, 2014
August 3, 2014	128	9	327	157	621
Opened	7	-	23	11	41
Closed	(2)	-	(2)	(2)	(6)
November 2, 2014	133	9	348	166	656

Nine months ended November 2, 2014
February 2, 2014	125	9	296	144	574
Opened	12	-	57	25	94
Closed	(4)	-	(5)	(3)	(12)
November 2, 2014	133	9	348	166	656

Three months ended November 3, 2013
August 4, 2013	119	9	280	138	546
Opened	5	-	11	8	24
Closed	(1)	-	(5)	(1)	(7)
Change in store type	-	-	1	(1)	-
November 3, 2013	123	9	287	144	563

Nine months ended November 3, 2013
February 3, 2013	120	9	257	123	509
Opened	9	-	38	23	70
Closed	(5)	-	(10)	(1)	(16)
Change in store type	(1)	-	2	(1)	-
November 3, 2013	123	9	287	144	563

Krispy Kreme Contacts:

Media:	Investor Relations:

Lafeea Watson	Anita K. Booe
(336) 726-8878	(336) 703-6902
lwatson@krispykreme.com	abooe@krispykreme.com